SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

December 12, 2001

The Board of Directors of Hewlett-Packard and Compaq

Re:    Proposed Merger Involving Hewlett-Packard and Compaq

Dear Directors:

I think that it is critically important to bring to your attention what I have learned from my conversations with shareholders and analysts. There is enormous unhappiness about this transaction. This unhappiness goes far beyond those shareholders and analysts that have spoken out publicly. This is, of course, evident from the dramatic stock market response to the announcement of the deal, as well as the reaction to my announcement and the recent announcement by the Packard Foundation.

The handwriting is on the wall and it is clear. If the merger is brought forward for a vote, there is a very high probability that it will be defeated. If we simply continue to push forward to a shareholder vote, there will be serious and increasing adverse consequences. Each company will misdirect time and energy, waste money, suffer further degradation of employee morale, continue to confuse customers, and delay refocusing on the steps necessary to maintain and enhance itself as an independent company.

Value is being lost here by both companies with each day that passes. The market clearly agrees. As fiduciaries to our respective companies, I urge that we serve the best interests of all our shareholders by a speedy, mutual unwinding of this transaction.

Yours very truly,

/s/ Walter B. Hewlett

Walter B. Hewlett

IMPORTANT INFORMATION

Walter B. Hewlett plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Hewlett-Packard Company in connection with a meeting of stockholders of Hewlett-Packard to be held for the purpose of voting on various matters relating to the possible merger transaction involving Hewlett-Packard and Compaq Computer Corporation. SECURITY HOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents, will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting MacKenzie Partners at 212-929-5500, or by sending an email to proxy@mackenziepartners.com. Information regarding the names, affiliation and interests of persons who may be deemed to be participants in the solicitation of proxies of Hewlett-Packard’s stockholders is available in the Soliciting Materials on Schedule 14A filed by Walter B. Hewlett with the SEC. Quantified information relating to the security holdings of persons who may be deemed to be participants in the solicitation of Hewlett-Packard’s stockholders may be found in the Schedule 13D filed by Walter B. Hewlett, Edwin E. van Bronkhorst, Eleanor Hewlett Gimon and Mary Hewlett Jaffe on November 14, 2001.

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